UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2026
CPI CARD GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37584		26-0344657
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

CPI Card Group Inc.
10368 W. Centennial Road
	Littleton,	CO	80127
	(Address of principal executive offices)		(Zip Code)
(720) 681-6304
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	PMTS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) On June 29, 2026 (the “Appointment Date”), the Board of Directors (the “Board”) of CPI Card Group Inc. (the “Company”) appointed Terra Grantham as the Company’s Chief Financial Officer, effective as of the same date. Ms. Grantham has been serving as the Company’s Interim Chief Financial Officer since February 2026, and will continue to serve as the Company’s principal financial officer.
Ms. Grantham, age 55, joined the Company in 2017. Ms. Grantham has served as Senior Vice President, Enterprise Strategy and Growth, since October 2025. Prior to that, Ms. Grantham served as Senior Vice President, Financial Planning and Analysis and Strategy, where she also had responsibility for Treasury, since 2022, and as Vice President, Strategy and ESG from 2021 to 2022. Prior to 2021, Ms. Grantham served in increasingly senior roles in the Company’s finance, transformation, and strategy organizations. Before joining the Company, Ms. Grantham served in various roles at The Western Union Company and Unilever and has over 25 years of experience in senior roles in finance, strategy, and product development.
There is no arrangement or understanding between Ms. Grantham and any other person pursuant to which she was appointed as an officer of the Company. Ms. Grantham has no family relationship with any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer. In addition, she is not party to any transaction required to be disclosed under Item 404(a) of Regulation S-K.
In connection with Ms. Grantham’s appointment as the Company’s Chief Financial Officer, the Compensation Committee of the Board approved the following compensation: (i) annual base salary of $450,000 effective as of the Appointment Date, (ii) target annual short-term incentive opportunity for 2026 of $275,000, and (iii) target annual long-term incentive opportunity of $400,000. In addition, the Compensation Committee of the Board approved a one-time restricted stock unit award to Ms. Grantham with a grant date value of $300,000 granted on June 30, 2026 that is eligible to vest in equal annual installments over a three-year period beginning on the first anniversary of the grant date, generally subject to Ms. Grantham’s continued service through such date.
Item 7.01 Regulation FD Disclosure.
On July 1, 2026, the Company issued a press release announcing the appointment of Ms. Grantham as Chief Financial Officer of the Company. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1*.
*The information in the press release attached as Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
The following exhibits are included herewith:

Exhibit	Description
99.1*	Press Release dated July 1, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI CARD GROUP INC.

Dated: July 1, 2026	By:	/s/ Darren Dragovich
	Name:	Darren Dragovich
	Title:	Chief Legal and Compliance Officer